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                                                                    Exhibit 10.3

  NON-QUALIFIED STOCK OPTION                          [ALLIANT TECHSYSTEMS LOGO]
            AGREEMENT

                              NUMBER OF SHARES    OPTION PRICE   SOCIAL SECURITY
  GRANTED TO    GRANT DATE    OF COMMON STOCK       PER SHARE        NUMBER
  ----------    ----------    ---------------       ---------        ------


           EXPIRATION
              DATE
              ----


1. The Option. Alliant Techsystems Inc., a Delaware corporation (the "Company") hereby grants to the individual named above (the "Employee"), as of the above Grant Date, an option, without limited stock appreciation rights (LSARs) (the "Option"), to purchase the above Number of Shares of Common Stock of the Company, for the above Option Price Per Share, on the terms and conditions set forth in this Non-Qualified Stock Option Agreement (this "Agreement"), in the amended and restated Alliant Techsystems Inc. 1990 Equity Incentive Plan (the "Plan"), and in the Addendum on the reverse side hereof.

2. Exercise of Option. The exercise of the Option is subject to the following conditions and restrictions:

     (a) The Option may be exercised only by the Employee (or by appropriate representatives in the event of the Employee's death), in whole or in part from time to time as provided in Paragraph 2(b) below, during the period commencing on the dates set forth in Paragraph 2(b) below and ending on the earlier of (i) the above Expiration Date, or (ii) the expiration of the applicable period following the date of the Employee's termination of employment with the Company or one of its subsidiaries, as provided in Paragraph 4 below. In no event, however, may the Option be exercised to any extent after the Expiration Date.

     (b) The Option shall become exercisable to the extent of one third of the above Number of Shares of Common Stock on each of the first, second, and third anniversaries of the Grant Date. Once the Option has become exercisable, it may be exercised to the extent set forth in the preceding sentence at any time thereafter, subject to the provisions of Paragraph 2(a) above.

3. Manner of Exercise. The Option shall be exercised by the delivery of written notice of exercise (the "Notice") to the Director, Compensation and Benefits of the Company at its executive office. The Notice shall be on such form as the Company may prescribe, and shall specify the number of shares of Common Stock of the Company as to which the Option is being exercised (the "Shares"), and shall be accompanied by payment of the purchase price of the Shares either in cash (certified or cashier's check payable to the Company) or by the delivery of Common Stock of the Company, or both. If requested by the Company, the Notice shall contain or be accompanied by a representation that the Shares are being acquired for investment and not with a view to
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distribution or resale. The Notice shall also be accompanied by such other information and documents as the Company, in its discretion, may request.

4. Termination of Employment. Subject to the provisions of Paragraph 2(a) above, the Option may be exercised as provided in the Plan to the following extent for the following period after the Employee's Termination of Employment (as defined in the Plan):

     (a) For three years following death prior to Termination of Employment to the extent exercisable on the date of death, and for 180 days following death after Termination of Employment to the extent exercisable on the date of Termination of Employment;

     (b) For three years after layoff or retirement to the extent exercisable on the date of Termination of Employment;

     (c) For three years after Disability (as defined in the Plan) to the extent exercisable on the date of Termination of Employment; or

     (d) For 90 days after Termination of Employment for any other reason, other than for cause, to the extent exercisable on the date of Termination of Employment.

The Option may not be exercised following Termination of Employment for cause.

5. Income Taxes. The Employee is liable for any federal, state and local income taxes applicable upon the grant or exercise of the Option or the disposition of the Shares. Upon demand by the Company, the Employee shall promptly pay to the Company in cash, and/or the Company may withhold from the Employee's compensation or from the Shares an amount necessary to pay, any income withholding taxes required by the Company to be collected in connection with the exercise of the Option or the disposition of the Shares. For federal income tax purposes, the Option shall not be eligible for treatment as a qualified or incentive stock option.

6. Acknowledgment. The Option may not be exercised in whole or in part until the Employee dates and signs the form of Acknowledgment below and returns a copy of this Agreement to the Company. By signing the Acknowledgment, the Employee agrees to the terms and conditions referred to in Paragraph 1 above and acknowledges receipt of a copy of the Prospectus related to the Plan.

ACKNOWLEDGMENT:                             ALLIANT TECHSYSTEMS INC.

_________________________                   ____________________________
  EMPLOYEE'S SIGNATURE                      Richard Schwartz
_________________________                   Chairman of the Board, President and
          DATE                              Chief Executive Officer
_________________________
  SOCIAL SECURITY NUMBER
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                                  ADDENDUM TO
                     NON-QUALIFIED STOCK OPTION AGREEMENT

The terms and conditions set forth in this Addendum are applicable to the Option grant referred in Paragraph 1 of the Agreement on the reverse side hereof. Capitalized terms used in this Addendum, and not otherwise defined herein, shall have the meaning attributed to them in the Agreement.

Notwithstanding any provisions of the Plan and/or the Agreement to the contrary, and in consideration for the Employee's being a participant in the Alliant Techsystems Inc. Income Security Plan, or a successor plan so identified therein (the "Income Security Plan"), at any point in time that the Employee is a Participant (as defined in the Income Security Plan) in the Income Security Plan, the provisions of the Plan with respect to the effects on the Option of a Change of Control (as defined in the Plan) shall be inapplicable, and the provisions of the Income Security Plan with respect to the Obligations of Company Upon Qualifying Termination (as currently set forth in Section 4 of the Income Security Plan), shall apply instead.

                                         ALLIANT TECHSYSTEMS INC.




_______________________________          By:_________________________
    Employee's Signature                    Richard Schwartz, Chairman of
                                            the Board, President and Chief
_______________________________             Executive Officer
             Date